Exhibit 99.1

Transmeridian Exploration Retains Financial Advisor for

Strategic Review

Houston, Texas (PRIME NEWSWIRE) April 16, 2007 – Transmeridian Exploration Incorporated (AMEX: TMY) today announced that it has retained Jefferies Randall & Dewey, a division of Jefferies & Company, Inc., as its financial advisor in connection with the company’s previously announced review of strategic alternatives for its South Alibek field in Western Kazakhstan. The company has received a number of unsolicited preliminary expressions of interest from parties regarding a range of potential strategic transactions. The strategic alternatives being reviewed by Transmeridian Exploration include the sale of a partial or complete interest in the South Alibek field or a sale of the company in its entirety.

The company, with the assistance of Jefferies Randall & Dewey, is preparing a comprehensive technical evaluation. This confidential data, along with other information about the company, will be provided to selected interested parties by late May. The company plans to solicit transaction proposals four to six weeks following the release of the data.

“We are proceeding ahead with the development of the South Alibek field and are optimistic about our ability to continue to grow production,” commented Lorrie T. Olivier, President and Chief Executive Officer. “We have a development plan in place that we believe will lead to self-sufficiency during the current year. The company is considering strategic alternatives because we believe the current market value of our common stock does not adequately reflect the value of the company’s investment in the South Alibek field and we are committed to maximizing the value of that investment for our stockholders. We are encouraged by the level of interest that has been expressed in the field thus far, and are confident that the experience and capabilities of Jefferies Randall & Dewey will bring added value to the process.”

There can be no assurance that the review of strategic alternatives will result in any agreements or transactions. The company does not intend to disclose further developments with respect to the review of strategic alternatives unless and until its Board of Directors has made a decision regarding a specific course of action.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Phone: (281) 999-9091

Fax: (281) 999-9094

E-mail: tmei@tmei.com

Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.